CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-290063 on Form S-6 of our report dated December 10, 2025, relating to the financial statement of FT 12518, comprising California Municipal Income Closed-End and ETF Portfolio, Series 12, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 10, 2025